UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 5, 2026

Date of report (date of earliest event reported)

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4016 Raintree Road, Suite 300

Chesapeake, VA 23321

(Address of principal executive offices) (Zip Code)

(800) 490-5020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 5, 2026, the board of directors (“Board”) of Greenwave Technology Solutions, Inc. (the “Company”) appointed Chelsea Pullano (age 34) as Chief Financial Officer of the Company. In connection with Ms. Pullano’s appointment, Danny Meeks resigned as the interim Chief Financial Officer of the Company. Ms. Pullano’s appointment is in connection with the Company’s entry into the scope of work agreement (the “CFO Agreement”) with MACK Financial Solutions, LLC (“MACK”), dated January 2, 2026, pursuant to which MACK agreed to provide professional services to the Company, including oversight of all bookkeeping, financial reporting and SEC reporting duties of the Company (collectively, the “MACK Services”) and Ms. Pullano serving as the part-time Chief Financial Officer of the Company, subject to her appointment by the Board. As CFO, Ms. Pullano will provide strategic financial oversight and executive-level support to the Company, including review and certification of SEC filings, financial reporting coordination with auditors, legal counsel, and other outsourced accounting professionals, and other responsibilities customarily performed by a CFO of a public company (collectively, the “CFO Services” and together with the MACK Services, the “Services”).

In consideration of the Services to be performed, the Company will pay MACK $7,500 per month for the CFO Services and an aggregate of $12,500 per month for the MACK Services. Additionally, Ms. Pullano will be entitled to the same indemnification, advancement of expenses, and other protections afforded to similarly situated officers of the Company under its organizational documents and applicable law. The CFO Agreement may be terminated by either the Company or MACK upon thirty days’ notice.

Ms. Pullano is a financial executive with experience supporting public and private companies in accounting, financial reporting, and strategic finance. Ms. Pullano co-founded MACK in May 2023, an accounting and advisory firm that provides outsourced financial, accounting and advisory services to growth-stage companies and public companies. Since May 2023, she has served as a partner and chief executive officer of MACK. Previously, from June 2020 to May 2023, Ms. Pullano served as Chief Financial Officer of Creatd, Inc. (OTCQB: CRTD), and from September 2024 to March 2025, as Director of Finance at the law firm Lucosky Brookman LLP.

Ms. Pullano has no family relationships with any of the Company’s directors or executive officers. On October 8, 2025, the Company entered into a scope of work agreement with MACK (the “Consulting Agreement”) to provide services (the “Filing Services”) related to certain late SEC filings of the Company, which was superseded and replaced by the CFO Agreement. As consideration for the Filing Services provided under the Consulting Agreement, MACK was paid an aggregate of $20,000. Other than the Consulting Agreement and CFO Agreement described above, Ms. Pullano is not a party to, and does not have any other direct or indirect material interest in, any other transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Pullano and any other persons pursuant to which she was selected as Chief Financial Officer.

The foregoing description of the CFO Agreement does not purport to be complete and is qualified in its entirety by reference to the CFO Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 10, 2026, the Company issued a press release announcing Ms. Pullano’s appointment as CFO of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including the corresponding Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number
10.1	Scope of Work Agreement, dated January 2, 2026, between the Company and MACK Financial Solutions, LLC
99.1	Press Release, dated February 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

Date: February 10, 2026